Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact James Dwyer 412-992-5450 James.Dwyer@alcoa.com	Media Contact Jim Beck 412-315-2909 Jim.Beck@alcoa.com

Alcoa Announces Planned Restart, New Labor Contract for

Aluminerie de Bécancour Smelter in Québec, Canada

PITTSBURGH, July 2, 2019 – Alcoa Corporation, a global leader in bauxite, alumina, and aluminum products, announced that the Aluminerie de Bécancour Inc. (ABI) smelter plans to restart curtailed smelting capacity after members of the United Steelworkers union in Québec, Canada today approved a six-year labor agreement.

The smelter, owned by Alcoa (74.95%) and Rio Tinto Alcan Inc. (25.05%), has total annual capacity of 413,000 metric tons per year. The restart will begin on July 26, 2019 and is expected to be complete in the second quarter of 2020. Salaried employees had operated one of three potlines during the lockout, until Alcoa announced an additional curtailment of one half of that potline on December 19, 2018.

“We are pleased that ABI has a new labor agreement that will get employees back on the job, working together to give the smelter a more competitive future,” said Tim Reyes, Executive Vice President and President, Aluminum.

“Now we can turn our focus to safely restarting the facility and improving the operations to secure the long-term future of ABI for the benefit of our employees, customers, stockholders, and surrounding communities,” Reyes said. “We thank our salaried workforce for the dedication and sacrifices they’ve made to keep this plant ready for the restart.”

The ABI smelter will recall the approximately 900 unionized employees according to a specific back-to-work protocol, with all of those on lockout back within eight months of the July 26, 2019 restart date.

In the second half of 2019, the Company expects to record special items associated with restart expenses of between $40 million and $50 million (after-tax), or $0.22 and $0.27 per share.

About Alcoa

Alcoa (NYSE: AA) is a global industry leader in bauxite, alumina, and aluminum products, and is built on a foundation of strong values and operating excellence dating back to more than 130 years to the world-changing discovery that made aluminum an affordable and vital part of modern life. Since developing the aluminum industry, and throughout our history, our talented Alcoans have followed on with breakthrough innovations and best practices that have led to efficiency, safety, sustainability, and stronger communities wherever we operate. Visit us online on www.alcoa.com, follow @Alcoa on Twitter, and on Facebook at www.facebook.com/Alcoa.

Dissemination of Company Information

Alcoa Corporation intends to make future announcements regarding company developments and financial performance through its website at www.alcoa.com.

Forward-Looking Statements

This press release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect the Company’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although the Company believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in our filings with the Securities and Exchange Commission. The Company disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

###